Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

R. Jason Fry

U.S. Bank National Association

40 Pearl Street NW, Suite 838

Grand Rapids, MI 49503

(616) 459-3326

(Name, address and telephone number of agent for service)

Whirlpool Finance Luxembourg S.à r.l.

(Issuer with respect to the Securities)

Luxembourg	98-1329359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

560A rue de Neudorf Luxembourg	L-2220
(Address of Principal Executive Offices)	(Zip Code)

Whirlpool Corporation

(Issuer with respect to the Securities)

Delaware	38-1490038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 N. M-63 Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

Senior Debt Securities of Whirlpool Finance Luxembourg S.à r.l.

Guarantees of Senior Debt Securities of Whirlpool Finance Luxembourg S.à r.l.

by Whirlpool Corporation

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2017 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Grand Rapids, State of Michigan on the 20th of April, 2018.

By:	/s/ R. Jason Fry
R. Jason Fry
Vice President

Exhibit 2 Office of the comptroller of the currency Washington, Dc 20219 Certificate of corporate existence I, Joseph otting, comptroller of the currency, do hereby certify that: 1.The comptroller of the currency , pursuant to revised statutes 324,et seq, as amended, and 12 usc 1, et seq,as amended , has possession, custody, and control of all records pertaining to the chartering, regulation and supervision of all national banking associations. 2.”u.s. Bank National Association,”Cincinnati,Ohio (charter No,24), is a national banking association formed under the laws of the united States and is authorized thereunder to transact the business of banking on the date of this certificate. IN testimony whereof, today, January 23,2018 ,I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the treasury, in the city of Washington, District of Colombia comptroller of the currency

Exhibit3 Office of the comptroller of the currency Washington,dc 20219 Certification of fiduciary powers I, Joseph otting , Comptroller of the currency, do hereby certify that: 1. The office of the comptroller of the currency, pursuant to revised statutes 324, et seq, as amended, and 12 USC 1, et seq,as amended , has possession, custody, and control of all records of pertaining to the chartering, regulation, and supervision of all national banking associations. 2.”U.S. Banking national association,” Cincinnati ,Ohio (Charter No.24), was granted, under the hand and of seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the act congress approved September 28, 1962, 76 stat .668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate. In TESTIMONY WHERe, today , January 23, 2018, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S Department of the Treasury, in the city of Washington, District of columbia.

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 20, 2018

By:	/s/ R. Jason Fry
R. Jason Fry
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2017

($000’s)

12/31/2017
Assets
Cash and Balances Due From Depository Institutions	$19,469,911
Securities	111,520,538
Federal Funds	69,009
Loans & Lease Financing Receivables	279,502,730
Fixed Assets	4,583,971
Intangible Assets	12,895,144
Other Assets	27,984,526

Total Assets	$456,025,829
Liabilities
Deposits	$357,200,076
Fed Funds	926,018
Treasury Demand Notes	0
Trading Liabilities	1,102,222
Other Borrowed Money	31,004,180
Acceptances	0
Subordinated Notes and Debentures	3,300,000
Other Liabilities	14,979,001

Total Liabilities	$408,511,497
Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	32,432,873
Minority Interest in Subsidiaries	796,344

Total Equity Capital	$47,514,332
Total Liabilities and Equity Capital	$456,025,829

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